Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

BUDA JUICE, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(1)(2)	457(o)		-	$-	$27,600,003	(3)	$0.00013810	$3,811.56
	Equity	Underwriter’s Warrants(4)	457(g)		-	-	-		$0.00013810	-
	Equity	Common Stock underlying Underwriter’s Warrants(6)	457(g)		-	$-	$3,450,000	(5)	$0.00013810	$476.45
Fees Previously Paid				$			$24,406,250		0.00015310	$3,736.60

Carry Forward Securities
Carry Forward Securities
Total Offering Amounts							$31,050,003		$0.00013810	$4,288.01
Total Fees Previously Paid							-		-	$3,736.60
Total Fee Offsets							-		-	-
Net Fee Due										$551.41

(1)	Includes up to an additional 15% of the aggregate offering price to cover the underwriter’s option to purchase securities to be offered by the Company to cover over-allotments, if any.

(2)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, we are also registering an indeterminate number of shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, or similar transactions.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(o) under the Securities Act.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(g) under the Securities Act.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants is $3,450,000, which is equal to 125% of $2,760,000 (which is 10% of $27,600,003, the aggregate offering price of the securities offered by the Company).